AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
QUESTAR GAS COMPANY

In accordance with the provisions of the Utah Revised Business Corporation Act and pursuant to resolutions adopted by its Board of Directors and Shareholders, Questar Gas Company (the “Corporation”) hereby adopts the following Amended and Restated Articles of Incorporation:
ARTICLE I.
NAME
The name of the Corporation is Questar Gas Company.
ARTICLE II.
PURPOSES
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act, as the same exists or as may hereafter be amended from time to time.
ARTICLE III.
STOCK
The limit and amount of the capital stock of this Corporation shall be One Hundred and Twenty-Five Million Dollars ($125,000,000) of Common Stock, divided into Fifty Million (50,000,000) shares of par value of Two Dollars and Fifty Cents ($2.50) per share and Four Million (4,000,000) shares of Cumulative Preferred Stock without par value, provided that the Corporation shall not issue any shares of Cumulative Preferred Stock, if after giving effect to such issue and the redemption or retirement of any shares of Cumulative Preferred Stock being redeemed or retired currently therewith, the aggregate of the amounts payable upon all outstanding shares of Cumulative Preferred Stock in the event of involuntary liquidation, exclusive of accrued dividend, shall exceed One Hundred Million Dollars ($100,000,000).
A statement of the voting powers and of the designations, preferences, limitations and relative rights of the Cumulative Preferred Stock and of the qualifications, limitations and restrictions thereof, except to the extent to be fixed by the Board of Directors as hereinafter provided, is as follows:
Cumulative Preferred Stock
(1)    The Cumulative Preferred Stock may be divided into and issued in one or more series, each of which will have such relative rights and preferences as are provided for herein, with or without variations among such series as to:
(a)    The rate of dividend;
(b)    the price at and the terms and conditions on which shares may be redeemed;
(c)    the amount payable upon shares in event of involuntary liquidation;
(d)    the amount payable upon shares in event of voluntary liquidation;
(e)    whether there shall be sinking fund provisions for the redemption or purchase of shares of any such series, and, if so, such provisions;
(f)    whether shares of any such series shall be convertible into or exchangeable for shares of any other class or classes of stock, and, if so, the terms and conditions on which shares of any such series may be so converted.
If any shares of Cumulative Preferred Stock are issued in series, then each series shall be so designated as to distinguish shares thereof from shares of all other series and classes of stock. The Board of Directors is hereby vested with authority from time to time to establish and designate one or more series of Cumulative Preferred Stock, and to fix and determine such of the above listed variations between series as may be stated in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors according to law.
(2)    So long as any shares of Cumulative Preferred Stock are outstanding:
(a)    The holders of the Cumulative Preferred Stock shall be entitled to receive quarterly cash dividends, payable when and as declared by the Board of Directors, before any dividends (other than dividends payable in Commons Stock) shall be declared, paid upon or set apart for the Common Stock. Dividend periods on Cumulative Preferred Stock shall be the four calendar quarters and dividends shall be cumulative from and after the first day of the quarterly dividend period, provided that if the issuance of such shares occurs after the first day of the quarterly dividend period, the dividend accrual shall be from the date of the issuance. If full dividends have not been paid or declared and set apart for payment upon all outstanding Cumulative Preferred Stock at the rates fixed by the Board of Directors for each respective series for any dividend period or periods, then no dividends shall be declared or paid on Common Stock, nor shall the Corporation purchase or otherwise acquire any of its Common Stock unless in exchange for or through application of proceeds from the concurrent sale of other Common Stock. Dividends shall not be paid or declared and set aside for payment on any one series of Cumulative Preferred Stock for any dividend period unless full dividends have been or are contemporaneously declared and set apart for payment or paid on the Cumulative Preferred Stock of all series for all dividend periods terminating on the same or an earlier date.
When full cumulative dividends upon the Cumulative Preferred Stock of all series then outstanding for all past dividend periods shall have been paid or declared and set apart for payment and the Corporation shall have complied with its Cumulative Preferred Stock sinking fund requirements, if any, the Board of Directors may declare and pay dividends on the Common Stock and no holder of any shares of any series of Cumulative Preferred Stock as such shall be entitled to share therein.
(b)    The Corporation shall not without the affirmative vote in favor thereof, at a meeting called for the purpose of authorizing such action, or the written consent with or without a meeting, of the holders of at least two-thirds (2/3) of the shares of Cumulative Preferred Stock at the time outstanding:

(1)    Create, authorize, or issue any new stock which, after issuance, would rank prior to the Cumulative Preferred Stock then outstanding with respect to dividends or rights upon dissolution, liquidation or winding-up, or create, authorize or issue any security convertible into shares of any such new stock, except for the purpose of providing funds for the redemption of all of the Cumulative Preferred Stock then outstanding, such new stock or security not to be issued until such redemption shall have been authorized and notice of such redemption given and the aggregate redemption price deposited as hereinafter set forth, provided that any such new stock or security shall be issued within twelve months after any vote of the Cumulative Preferred Stock authorizing issuance of such new stock or security.
(2)    Amend, alter, change or repeal any of the express terms of the Cumulative Preferred Stock then outstanding or of this Article so as to affect adversely the rights, preferences or voting powers of the holders thereof, except that where any such amendment, alteration, change or repeal would adversely affect the rights, preferences or voting powers of the holders of the shares of one or more, but not all, the series of Cumulative Preferred Stock at the time outstanding, such affirmative vote in favor shall be required only of the holders of not more than two-thirds (2/3) of the total number of outstanding shares of such series so adversely affected; provided that an amendment, alteration, change, repeal or other action contemplated by and effected in accordance with sub-paragraph 3(a) hereof, or an increase in the total membership of the Board of Directors, shall not be deemed to affect adversely the rights, preferences or voting powers of the holders of Cumulative Preferred Stock then outstanding.
(3)    Without the affirmative vote in favor thereof, at a meeting called for the purpose of authorizing such action, or the written consent with or without a meeting of the holders of at least a majority of the shares of Cumulative Preferred Stock then outstanding, the Corporation shall not:
(a)    Authorize any shares of Cumulative Preferred Stock in addition to the shares now authorized or increase the authorized amount of the aggregate liquidation value of Cumulative Preferred Stock or create, increase or decrease the authorized number of shares or the amount of the aggregate liquidation value of any existing or new class or series of stock ranking on a parity with the Cumulative Preferred Stock or any series thereof with respect to dividends or rights upon dissolution, liquidation or winding-up.

(b)    Sell, lease, transfer or convey all, or substantially all, its property or business, or merge or consolidate with or into any other corporation; except that this provision shall not apply to any pledge, mortgage, deed of trust or trust indenture covering all or any part of the Corporation’s assets as security for any obligation or liability of any kind or nature, or to any merger if the Corporation survives such merger as the continuing entity, or if, prior to such sale, lease, transfer, merger or consolidation, provision is made to redeem all of the Cumulative Preferred Stock then outstanding, notice of such redemption is given and the aggregate redemption price deposited as hereinafter set forth.
(c)    Issue, sell or otherwise dispose of any additional shares of Cumulative Preferred Stock, or any other kind of stock ranking on a parity with Cumulative Preferred Stock then outstanding with respect to dividends or rights upon dissolution, liquidation or winding-up, or reissue, sell or otherwise dispose of any shares of Cumulative Preferred Stock or of any other kind of stock so ranking on a parity with Cumulative Preferred Stock which has been redeemed, purchased or otherwise acquired by the Corporation, unless:

(1)    Earnings of the Corporation and its subsidiaries available for interest and dividends for a period of twelve (12) consecutive calendar months within fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, determined in accordance with generally accepted accounting principles, shall have been at least one and one-half (1½) times the sum of:
(i)    the annual interest requirements on all funded indebtedness of the Corporation and its subsidiaries (determined on a consolidated basis) to be outstanding after giving effect to the proposed issue of Cumulative Preferred Stock or other stock and the application of the proceeds thereof, plus
(ii)    the annual dividend requirements on shares of Cumulative Preferred Stock and shares of any class ranking prior to or on a parity with the Cumulative Preferred Stock with respect to dividends or rights upon dissolution, liquidation or winding-up, to be outstanding after giving effect to the proposed issue of Cumulative Preferred Stock or other stock and application of the proceeds thereof.
(2)    Capital applicable to Common Stock plus earned and paid-in surplus of the Corporation exceeds the amount payable upon involuntary liquidation on Cumulative Preferred Stock and any stock ranking prior to or on parity thereto with respect to dividends or rights upon dissolution, liquidation, or winding-up, to be outstanding after giving effect to the proposed issue of Cumulative Preferred Stock or other stock and application of the proceeds thereof.
For the purpose of this paragraph 3(c), the term "earnings of the Corporation and its subsidiaries available for interest and dividends" shall be the total operating and non-operating revenues of the Corporation and its subsidiaries (excluding gains and losses on the disposition of capital assets), less all operating expenses, expenditures for repairs and maintenance, taxes (including provision for income taxes adjusted to give effect to the elimination of gains and losses on the disposition of capital assets and interests on obligations to be retired out of the proceeds of the proposed issue of Cumulative Preferred Stock), appropriations for depreciation, depletion, amortization and property retirement, and all non-operating expenses and losses, but excluding all interest charges and all amortizations of stock and debt discount and expense or premium, all determined on a consolidated basis.
(4)    At the option of the Board of Directors of the Corporation, the Corporation may redeem any or all of the shares of any series of Cumulative Preferred Stock at any time (subject to any terms and conditions prohibiting or restricting the redemption of such series set forth in any resolution of the Board of Directors establishing and designating such series as provided in Section 1 of this Article) at the then applicable redemption price specified for such series plus an amount equivalent to all dividends accrued and unpaid thereon to the date fixed for redemption; provided, however, that not less than twenty (20) nor more than fifty (50) days prior to the time fixed for redemption, a notice of the time and place thereof shall be given to the holders of record of the shares of Cumulative Preferred Stock so to be redeemed by mail addressed to such holders at their respective addresses as shown on the books of the Corporation; provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of Cumulative Preferred Stock, the shares of such series to be redeemed shall be chosen by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. At any time after notice of redemption has been given to the holders of shares of Cumulative Preferred Stock to be redeemed, the Corporation may deposit or cause to be deposited the aggregate redemption price, in trust, with a bank or trust company having capital, surplus and undivided profits of not less than $5,000,000, located in the Borough of Manhattan, New York, New York, or in Salt Lake City, Utah, and named in such notice. Monies so deposited shall be payable on the date fixed for redemption in the amounts aforesaid to the respective orders of the holders of shares of Cumulative Preferred Stock so to be redeemed, on endorsement to the Corporation, or otherwise, as may be required, and upon surrender of the certificates for such shares, duly endorsed for transfer, if required. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Corporation defaults in making payment of the redemption price as set forth in the notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit, or if no such deposit is made, from and after the redemption date (the Corporation not having defaulted in making payment of the redemption price as set forth in the notice), the said shares shall no longer be transferrable upon the books of the Corporation and said holders shall have no interest in or claim against the Corporation, or its nominee, with respect to said shares, but shall be entitled only to receive said redemption price and accrued and unpaid dividends to the date fixed for redemption as aforesaid, without interest thereon and to exercise on or before the close of business on the date fixed for redemption any right to convert or exchange said shares which may then exist.
If such deposit shall be made by a nominee of the Corporation, the previous holders of the shares of Cumulative Preferred Stock for the redemption of which such deposit shall have been made, upon such deposit, shall cease to have any rights or interest in said shares except as set forth in the foregoing paragraph, and such nominee shall, upon such deposit, become the owner of the shares of Cumulative Preferred Stock with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.
In case the holder of any such shares of Cumulative Preferred Stock shall not, within six (6) years after such deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Corporation for the account of the stockholder such amounts so deposited and the Depositary shall thereupon be relieved from all responsibility to the holder thereof, and thereafter the holder shall look only to the Corporation for payment. Interest on such deposit shall belong and be paid from time to time to the Corporation and shall not be payable to any such stockholder.
Cumulative Preferred Stock redeemed or otherwise retired by the Corporation shall assume the status of authorized but unissued Cumulative Preferred Stock and may thereafter be reissued subject to the provisions of Section 3(c) hereof, in the same manner as other authorized but unissued Cumulative Preferred Stock but not as a part of the same series.
(5)    Except as otherwise, as expressly provided in this Article and as may be required by law, only holders of Common Stock shall be entitled to vote and holders of Cumulative Preferred Stock shall not, as such, be entitled to vote or otherwise participate at any shareholders meeting or election of the Corporation or on any other matters. However, whenever and as often as six full quarterly dividends payable on Cumulative Preferred Stock of any series shall be in default, the holders of the shares of Cumulative Preferred Stock of all series shall have the exclusive right, voting separately and as a single class, to vote for and to elect two members of the Board of Directors and the holders of other shares entitled to vote for Directors, voting separately, will be entitled to elect the remaining Directors. At any meeting at which the holders of Cumulative Preferred Stock are entitled to vote, each share shall entitle its holder to one vote.
Whenever the voting rights of holders of the Cumulative Preferred Stock shall have vested as herein provided, such rights may be exercised at any annual meeting of stockholders of the Corporation or at any special meeting of stockholders called for that purpose. In such event, the Secretary of the Corporation may, and upon written request of the holders of ten percent (10%) or more of the outstanding Cumulative Preferred Stock, regardless of series, shall call a special meeting of the stockholders of the Corporation (then having voting rights for the election of Directors) to be held within forty-five (45) days after the receipt of such written request, provided the Secretary need not call any such special meeting if the annual meeting of stockholders is to convene within one hundred (100) days after receipt by the Secretary of such written request. If such meeting shall not be called within twenty (20) days after personal service of said written request upon the Secretary, and the annual meeting of stockholders is not scheduled to convene within one hundred (100) days of such service of notice, then the holders of record of at least ten percent (10%) in amount of shares of Cumulative Preferred Stock then outstanding, regardless of series, may call such meeting upon not less than twenty (20) nor more than fifty (50) days' notice and such meeting shall be held at the place for the holding of annual meetings of the stockholders of the Corporation, and such holders of the Cumulative Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of the stockholders to be held pursuant to these provisions.
At any such meeting or adjournment thereof, the absence of a quorum of the Cumulative Preferred Stock shall not prevent the election of the Directors to be elected by the stockholders entitled to vote for the election of Directors generally, and the absence of a quorum of the stockholders entitled to vote for the election of Directors generally shall not prevent the election of Directors to be elected by the holders of the Cumulative Preferred Stock, and in the absence of such quorum, either of the Cumulative Preferred Stock or of the stockholders entitled to vote for the election of Directors generally, a majority of the holders of the Cumulative Preferred Stock or of such stockholders, as the case may be, present in person or by proxy, shall have power to adjourn the meeting for the election of Directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Holders of thirty-three and one-third percent (33 1/3%) of the outstanding Cumulative Preferred Stock present in person or by proxy shall be required to constitute a quorum of such class for the election of any Director by the Cumulative Preferred Stock as a class.
The term of office of all Directors in office at any time when such voting power is vested in the Cumulative Preferred Stock, shall terminate upon the election of any new Directors at any meeting of stockholders called for the purpose of electing Directors. Upon any termination of the right of the Cumulative Preferred Stock to vote as a class for Directors as herein provided, the term of office of all Directors then in office shall terminate upon the election of new Directors at a meeting of the stockholders of the Corporation, which meeting may be held at any time after termination of the voting right of the Cumulative Preferred Stock as a class, upon notice as above provided, and shall be called by the Secretary of the Corporation upon written request of the holders of record of ten percent (10%) of the aggregate number of the stockholders entitled to vote for the election of Directors generally.
In case any vacancy shall occur among the Directors elected by the holders of the Cumulative Preferred Stock during any period in which two Directors shall have been elected by the holders of the Cumulative Preferred Stock as a class, the successor of any such Director shall be elected to serve until the next meeting of stockholders for the purpose of electing Directors, upon nomination by the remaining Director elected by the holders of the Cumulative Preferred Stock as a class or successor to such Director and upon the approval of such nominee by a majority of Directors then in office. In case any vacancy shall occur among the Directors elected by the stockholders entitled to vote for the election of Directors generally, the successor of any such Director shall be elected to serve until the next meeting of stockholders for the purpose of electing Directors by the vote of a majority of the remaining Directors elected by the stockholders entitled to vote for the election of Directors generally, or successors to such Directors.
Voting rights of holders of the Cumulative Preferred Stock shall cease when all arrears in dividends on the Cumulative Preferred Stock and the current dividend shall have been paid or declared and set apart for payment, and all rights to notice of stockholders' meetings shall likewise cease.
(6)    Upon any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of Cumulative Preferred Stock of each series, without any preference of the shares of any series over the shares of any other series, shall be entitled to receive out of the assets of the Corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock, the amount specified to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be, plus accrued and unpaid dividends thereon. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of Cumulative Preferred Stock, in the event of voluntary or involuntary liquidation, as the case may be, then the assets available shall be distributed to the extent available as follows: first, to the payment, pro rata of the amount payable in the event of voluntary or involuntary liquidation, as the case may be, on each share of Cumulative Preferred Stock outstanding, regardless of series; second, to the payment of accrued and unpaid dividends on such shares, such payment to be made pro rata in accordance with the amount of accrued and unpaid dividends on each share. After payment to the holders of Cumulative Preferred Stock of the full preferential amounts hereinbefore provided, the holders of Cumulative Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding-up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding-up, may be distributed among the holders of Common Stock.
(7)    Cumulative Preferred Stock shall be issued only as fully paid and non-assessable stock.
(8)    The holders of Cumulative Preferred Stock shall not have any preemptive or other right to subscribe for any stock or any security convertible into any stock of the Corporation.
(9)    Subject to such requirements as may be prescribed by law and except as to matters requiring a two-thirds vote for amendment, as set forth in subparagraph 2 of this Article or in any resolution establishing and designating shares of Cumulative Preferred Stock, any of the foregoing items and provisions of Sections 1 through 8 inclusive of this Article may be altered, amended or repealed or the application thereof waived or suspended in any particular case and changes in any of the designations, preferences, limitations and relative rights of the Cumulative Preferred Stock may be made with the affirmative vote at a meeting called for the purpose, or the written consent with or without a meeting, of the holders of at least a majority of the then issued and outstanding shares of Cumulative Preferred Stock; provided that neither the rate of dividend nor the amount payable upon redemption or in the event of voluntary or involuntary liquidation shall be reduced nor shall conversion rights, if any, be adversely affected with respect to any shares of the Cumulative Preferred Stock without the consent of the holder thereof.
ARTICLE IV.
REGISTERED AGENT
The address of this Corporation’s registered office and the name of its registered agent at such address is:
T.C. Jepperson
333 South State Street

Salt Lake City, Utah 84111

ARTICLE V.
AMENDMENT OF ARTICLES
The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in these Amended and Restated Articles of Incorporation in any manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Nevertheless, and in addition to any vote required by any other provision of these Amended and Restated Articles of Incorporation, the bylaws, or statutes, the affirmative vote of eighty-five percent (85%) of the issued and outstanding stock of the Corporation that is entitled to vote for the election of Directors shall be required for the deletion of language in or any amendment to Article V or Article VI or for any amendment to these Amended and Restated Articles of Incorporation or to the bylaws (unless such amendment to the bylaws is approved by the Board of Directors in accordance with the bylaws) that would restrict or limit the power or authority of the Board of Directors or any other officer or agent of the Corporation; that would vest any powers of the Corporation in any other officer or agent other than the Board of Directors, or officers and agents appointed by or under the authority of the Board of Directors; that would require the approval of any stockholders in order for the Board of Directors or any officer or agent to take any action; or that would change the quorum requirement for any meeting of the Board of Directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of Directors, or the place of such meetings.
ARTICLE VI.
APPROVAL OF BUSINESS COMBINATION
(1)    The affirmative vote of the holders of not less than eighty-five percent (85%) of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) involving a "Related Person" (as hereinafter defined); provided, however, that the eighty-five percent (85%) voting requirement shall not be applicable if:
(a) The "Continuing Directors" (as hereinafter defined) of the Corporation by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person; or
(b) The following conditions are satisfied:
(i) The aggregate amount of the cash and the "Fair Market Value" (as hereinafter defined) of the property, securities or "Other Consideration" (as hereinafter defined) to be received per share by all holders of capital stock of the Corporation in the Business Combination, other than the Related Person involved in the Business Combination, is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as hereinafter defined) paid by the Related Person in acquiring any of its holdings of the corporation's capital stock; and
(ii) A proxy statement complying with the requirements of the Securities Exchange

Act of 1934, as amended, whether or not the Corporation is then subject to such requirements shall have been mailed to all stockholders of the Corporation for the purpose of soliciting stockholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than any Related Person.
Such eighty-five percent (85%) vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.
(2) For purposes of this Article VI:
(a) The term "Business Combination" shall mean (i) any merger, consolidation or share exchange of the Corporation or a subsidiary of the Corporation with or into a Related Person, in each case without regard to which entity is the surviving entity; (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary of the Corporation) or a subsidiary of the Corporation to or with a Related Person (whether in one transaction or series of transactions); (iii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation; (iv) the issuance, transfer or delivery of any securities of the Corporation or a subsidiary of the Corporation by the Corporation or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation); (v) any recapitalization or reclassification of securities (including any reverse stock split) that would have the effect of increasing the voting power of a Related Person; (vi) the issuance or transfer by a Related Person of any securities of such Related Person to the Corporation or a subsidiary of the Corporation (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Related Person); (vii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person; or (viii) any agreement, plan, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.
(b) The term "Related Person" shall mean and include any individual, partnership, corporation or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article VI by the stockholders of the Corporation (collectively, and as so in effect, the "Exchange Act")), are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of ten percent (10%) or more of the outstanding shares of any class of capital stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the Corporation that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

(c) The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.
(d) The term "Other Consideration" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by stockholders of the Corporation other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.
(e) The term "Continuing Director" shall mean a Director who is unaffiliated with any Related Person and either (i) was a member of the Board of Directors of the Corporation immediately prior to the time the Related Person involved in a Business Combination became a Related Person or (ii) was designated (before his or her initial election or appointment as Director) as a Continuing Director by a majority of the then Continuing Directors.
(f) The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article VI shall mean the following: if there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the Highest Per Share Price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers' fees and other expenses paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person. In the case of any Business Combination with a Related Person, the Continuing Directors shall determine the Highest Per Share Price and the Highest Equivalent Price for each class and series of capital stock of the Corporation.
(g) The term "Fair Market Value" shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and (ii) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.
(3) The determinations of the Continuing Directors as to Fair Market Value, Highest Per Share Price, Highest Equivalent Price, and the existence of a Related Person or a Business Combination shall be conclusive and binding.

(4) Nothing contained in this Article VI shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.
(5) The fact that any Business Combination complies with the provisions of paragraph 1(b) of this Article VI shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.
(6) Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the bylaws of the Corporation, the affirmative vote of the holders of not less than eighty-five percent (85%) of the outstanding shares of capital stock shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article VI.
The undersigned officer of the Corporation hereby affirms under penalties of perjury that the facts stated herein are true, and has signed these Amended and Restated Articles of Incorporation on May 10, 2012.

/s/Ronald W. Jibson
Ronald W. Jibson Chairman, President and Chief Executive Officer Questar Gas